Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS

FIRST QUARTER 2016 RESULTS

First quarter net income of $5.1 million or $0.18 per diluted common share

- Subsequent to end of first quarter -

$130 million of leverageable capital available for investment as of May 3, 2016(1)

Declared second quarter 2016 dividend of $0.26 per common share

MARCH 31, 2016 FINANCIAL RESULTS

New York, NY — May 5, 2016 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” or “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate loans, reported net income of $5.1 million or $0.18 per diluted common share for the first quarter of 2016. In addition, the Company announced that its board of directors declared a second quarter 2016 dividend of $0.26 per common share payable on July 15, 2016 to common stockholders of record on June 30, 2016.

“Our first quarter results were in line with our expectations given the seasonally slow period for mortgage banking and our decision to be measured in our capital deployment earlier in the year,” commented Robert Rosen, Interim Co-Chief Executive Officer and Chairman of ACRE. “Given our significant amount of available capital, we believe that we are well positioned to be able to increase the size of our loan portfolio, while also benefiting from the seasonal recovery in mortgage banking production.  We continue to expect that our full-year earnings will exceed our current annualized dividend level.”

“Market conditions have improved as shifted competition and strong demand for flexible and credible capital providers is leading to more favorable pricing dynamics,” said John Jardine, Co-Chief Executive Officer and President of ACRE. “For example, we continue to review opportunities with yields on targeted senior loans that are 50 to 75 basis points wider than they were in the fall of 2015 for comparable transactions.”

“Our portfolio continues to exhibit strong credit performance, as we have had no loan delinquencies or impairments in our Principal Lending segment since our inception in 2011,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “With a modestly leveraged balance sheet and diverse sources of liquidity, we believe we are well positioned to invest our capital prudently with the goal of optimizing earnings.”

THREE MONTHS ENDED MARCH 31, 2016 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended March 31, 2016, net income was $5.1 million or $0.18 per diluted common share, comprised of $5.5 million in net income for the Principal Lending segment and $0.3 million net loss for the Mortgage Banking segment.

•                  For the Principal Lending segment, new originations were $98.5 million in commitments and outstanding principal and an additional $10.7 million of fundings on existing commitments for the three months ended March 31, 2016. Loan repayments totaled $73.3 million in outstanding principal for the three months ended March 31, 2016.

•                  For the Mortgage Banking segment, originations totaled $38.9 million in commitments for the three months ended March 31, 2016.

(1)                                 Capital includes cash or approved but undrawn capacity under the Company’s borrowing facilities, after holding in reserve $10 million in liquidity requirements.

Capital Activities:

•                  In February 2016, the Company amended its $50.0 million Bridge Loan Warehousing Credit and Security Agreement with Bank of America, N.A. to expand the eligible assets to include loans secured by general and affordable multifamily properties.

•                  In February 2016, the Company amended its $50.0 million secured revolving funding facility with City National Bank to extend the maturity date to March 11, 2017.

•                  In February 2016, the Company’s board of directors increased the size of the existing $20.0 million stock repurchase program to $30.0 million (the “Stock Buyback Program”) and extended the Stock Buyback Program through March 31, 2017. In connection with this Stock Buyback Program, in March 2016, the Company entered into a Rule 10b5-1 plan to repurchase shares of the Company’s common stock in accordance with certain parameters set forth in the Stock Buyback Program. During the three months ended March 31, 2016, the Company repurchased a total of 34,854 shares of its common stock in the open market for an aggregate purchase price of approximately $358 thousand, including expenses paid. The shares were repurchased at an average price of $10.28 per share, including expenses paid.

PRINCIPAL LENDING SEGMENT AS OF MARCH 31, 2016

At March 31, 2016, within its Principal Lending segment, the Company had originated or co-originated 38 loans held for investment (excluding 27 loans totaling $836.0 million in outstanding principal that were repaid or sold since inception) totaling approximately $1.3 billion in commitments and $1.2 billion in outstanding principal, excluding non-controlling interests held by third parties.

Portfolio Interest Rate, Yield and Remaining Life Summary ($ in millions):

	As of March 31, 2016
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$992.2	$996.3	4.4%	5.1%	1.3
Subordinated debt and preferred equity investments	171.0	173.4	10.7%	11.3%	5.3
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,163.2	$1,169.7	5.3%	6.0%	1.9

(1)                                 The difference between the Carrying Amount and the Outstanding Principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs. The table above excludes non-controlling interests held by third parties. A reconciliation of the Carrying Amount of loans held for investment portfolio, excluding non-controlling interests, to the Carrying Amount of loans held for investment, as included within the Company’s consolidated balance sheets, is presented below.

(2)                                 Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of March 31, 2016 as weighted by the Outstanding Principal balance of each loan.

As of March 31, 2016, 92% of the Principal Lending segment’s loans held for investment portfolio consisted of floating rate loans and 85% consisted of senior mortgage loans (as measured by outstanding principal), excluding non-controlling interests held by third parties.

A reconciliation of the Company’s loans held for investment portfolio, excluding non-controlling interests held by third parties, to the Company’s loans held for investment as shown within its consolidated balance sheets is as follows ($ in millions):

	As of March 31, 2016
	Carrying Amount	Outstanding Principal
Total loans held for investment portfolio (excluding non-controlling interests held by third parties)	$1,163.2	$1,169.7
Non-controlling interest investment held by third parties	46.6	46.6
Loans held for investment	$1,209.8	$1,216.3

Portfolio Diversification Summary as of March 31, 2016 (excluding non-controlling interests held by third parties) ($ in millions):

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$350.9	30%
Office	298.7	25%
Hotel	127.7	11%
Mixed-use	116.2	10%
Retail	106.3	9%
Industrial	79.8	7%
Various	48.5	4%
Healthcare	41.6	4%
Total	$1,169.7	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Midwest	$293.7	25%
Southwest	242.9	21%
Mid-Atlantic/Northeast	231.4	20%
Southeast	186.1	16%
West	167.1	14%
Diversified	48.5	4%
Total	$1,169.7	100%

MORTGAGE BANKING SEGMENT (ACRE CAPITAL) AS OF MARCH 31, 2016

For the three months ended March 31, 2016, ACRE Capital originated $38.9 million in total commitments comprised of $21.4 million in Fannie Mae Delegated Underwriting and Servicing (“Fannie Mae”) loans and $17.5 million in Federal Housing Administration (“HUD”) loans.

As of March 31, 2016, ACRE Capital had a servicing portfolio (excluding loans held for investment by ACRE) consisting of 971 loans with an unpaid principal balance of $5.0 billion, which includes 950 GSE / HUD loans with an unpaid principal balance of $4.4 billion and 21 other loans (managed by an affiliate of the manager of ACRE) with an unpaid principal balance of $0.6 billion. The carrying value of ACRE Capital’s mortgage servicing rights for the GSE and HUD loan portfolio was approximately $61.0 million at March 31, 2016.

RECENT DEVELOPMENTS, INVESTMENT CAPACITY AND LIQUIDITY

On April 25, 2016, the Company appointed Rand S. April and James E. Skinner to its board of directors as independent directors.

On April 27, 2016, the Company originated a $76.0 million first mortgage loan on a mixed-use property located in New York.  At closing, the outstanding principal balance was approximately $65.6 million. The loan has an interest rate of LIBOR + 4.16% (plus fees) and an initial term of three years.

From April 1, 2016 through May 3, 2016, the Company repurchased a total of 95,062 shares of the Company’s common stock in the open market for an aggregate purchase price of $1.1 million, including expenses paid, under the Stock Buyback Program. The shares were repurchased at an average price of $11.34 per share, including expenses paid.

From April 1, 2016 through May 3, 2016, ACRE Capital originated $38.3 million in Fannie Mae, Freddie Mac or HUD loan commitments.

As of May 3, 2016, the Company had approximately $140 million in capital, either in cash or in approved but undrawn capacity under the Company’s borrowing facilities. After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $130 million in capital available to fund new loans, fund outstanding commitments on existing loans, repurchase its common shares and for other working capital and general corporate purposes. Assuming that the Company uses all such amount as capital to make new senior loans and the Company is able to leverage such amount under its financing agreements at a debt-to-equity ratio of 2.5:1, the Company would have the capacity to fund approximately $450 million of additional senior loans.

As of May 3, 2016, the total unfunded commitments for the Company’s existing loans held for investment were approximately $82 million. In addition, borrowings under the Company’s secured funding agreements were approximately $635 million, borrowings under the Company’s secured term loan was approximately $75 million, debt issued in the form of commercial mortgage-backed securities was approximately $3 million and debt issued in the form of collateralized loan obligations was approximately $158 million.

On May 5, 2016, the Company declared a cash dividend of $0.26 per common share for the second quarter of 2016. The second quarter 2016 dividend is payable on July 15, 2016 to common stockholders of record as of June 30, 2016.

FIRST QUARTER 2016 DIVIDEND

On March 1, 2016, the Company declared a cash dividend of $0.26 per common share for the first quarter of 2016. The first quarter 2016 dividend was paid on April 15, 2016 to common stockholders of record as of March 31, 2016.

CONFERENCE CALL AND WEBCAST INFORMATION

On Thursday, May 5, 2016, the Company invites all interested persons to attend its webcast/conference call at 12:00 p.m. (Eastern Time) to discuss its first quarter financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 0017276 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 16, 2016 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10082739. An archived replay will also be available through May 16, 2016 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through Ares Commercial Real Estate Corporation’s national direct origination platform, it provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, Ares Commercial Real Estate Corporation’s mortgage banking subsidiary, it originates and services multifamily residential mortgage loans, senior housing and healthcare facility loans by utilizing programs overseen by governmental agencies and government-sponsored entities. Ares Commercial Real Estate

Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager with approximately $94.0 billion of assets under management as of December 31, 2015. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or Ares Commercial Real Estate Corporation’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the returns on current and future investments, rates of repayments and prepayments on the Company’s mortgage loans, availability of investment opportunities, the Company’s ability to originate additional investments and completion of pending investments, the availability of capital, the impact of repurchasing equity capital, the availability and cost of financing, market trends and conditions in the Company’s industry and the general economy, the level of lending and borrowing spreads, commercial real estate loan volumes, the continuing operation of government agencies, government-sponsored enterprise activity and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call. Projections and forward-looking statements are based on management’s good faith and reasonable assumptions, including the assumptions described herein.

CONTACTS

Ares Commercial Real Estate Corporation

Carl Drake or John Stilmar

(888)-818-5298

iracre@aresmgmt.com

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Cash and cash equivalents ($2 and $8 related to consolidated VIEs, respectively)	$6,164	$8,995
Restricted cash	25,632	30,380
Loans held for investment ($424,555 and $483,572 related to consolidated VIEs, respectively)	1,209,800	1,174,391
Loans held for sale, at fair value	58,171	30,612
Mortgage servicing rights, at fair value	60,978	61,800
Other assets ($2,256 and $2,695 of interest receivable related to consolidated VIEs, respectively; $25,411 and $35,607 of other receivables related to consolidated VIEs, respectively)	61,370	72,804
Total assets	$1,422,115	$1,378,982
LIABILITIES AND EQUITY
LIABILITIES
Secured funding agreements	$615,397	$522,775
Warehouse lines of credit	49,578	24,806
Secured term loan	69,978	69,762
Commercial mortgage-backed securitization debt (consolidated VIE)	28,406	61,815
Collateralized loan obligation securitization debt (consolidated VIE)	156,959	192,528
Allowance for loss sharing	8,741	8,969
Due to affiliate	2,671	2,658
Dividends payable	7,429	7,152
Other liabilities ($232 and $299 of interest payable related to consolidated VIEs, respectively)	28,955	32,029
Total liabilities	968,114	922,494
Commitments and contingencies
EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at March 31, 2016 and December 31, 2015, 28,573,519 and 28,609,650 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	284	284
Additional paid-in capital	420,983	421,179
Accumulated deficit	(14,285)	(11,992)
Total stockholders’ equity	406,982	409,471
Non-controlling interests in consolidated VIEs	47,019	47,017
Total equity	454,001	456,488
Total liabilities and equity	$1,422,115	$1,378,982

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended March 31,
	2016	2015
	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$18,750	$23,170
Interest expense	(8,525)	(10,178)
Net interest margin	10,225	12,992
Mortgage banking revenue:
Servicing fees, net	4,042	3,916
Gains from mortgage banking activities	2,359	4,144
Provision for loss sharing	228	566
Change in fair value of mortgage servicing rights	(1,848)	(3,181)
Mortgage banking revenue	4,781	5,445
Total revenue	15,006	18,437
Expenses:
Management fees to affiliate	1,499	1,476
Professional fees	699	775
Compensation and benefits	4,284	4,637
General and administrative expenses	1,819	1,831
General and administrative expenses reimbursed to affiliate	1,028	1,065
Total expenses	9,329	9,784
Income before income taxes	5,677	8,653
Income tax expense (benefit)	(748)	(642)
Net income attributable to ACRE	6,425	9,295
Less: Net income attributable to non-controlling interests	(1,289)	(2,233)
Net income attributable to common stockholders	$5,136	$7,062
Net income per common share:
Basic earnings per common share	$0.18	$0.25
Diluted earnings per common share	$0.18	$0.25
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,529,328	28,484,293
Diluted weighted average shares of common stock outstanding	28,602,054	28,584,784
Dividends declared per share of common stock	$0.26	$0.25

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION

AS OF MARCH 31, 2016

(in thousands)

	Principal Lending	Mortgage Banking	Total
Cash and cash equivalents	$4,311	$1,853	$6,164
Restricted cash	9,962	15,670	25,632
Loans held for investment	1,209,800	—	1,209,800
Loans held for sale, at fair value	—	58,171	58,171
Mortgage servicing rights, at fair value	—	60,978	60,978
Other assets	40,475	20,895	61,370
Total Assets	$1,264,548	$157,567	$1,422,115

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

THREE MONTHS ENDED MARCH 31, 2016

SEGMENT STATEMENT OF OPERATIONS

(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$18,750	$—	$18,750
Interest expense	(8,525)	— (2)	(8,525)
Net interest margin	10,225 (1)	—	10,225

Mortgage banking revenue:
Servicing fees, net	—	4,042 (2)	4,042
Gains from mortgage banking activities	—	2,359	2,359
Provision for loss sharing	—	228	228
Change in fair value of mortgage servicing rights	—	(1,848)	(1,848)
Mortgage banking revenue	—	4,781	4,781
Total revenue	10,225	4,781	15,006

Expenses:
Management fees to affiliate	1,352	147	1,499
Professional fees	490	209	699
Compensation and benefits	—	4,284	4,284
General and administrative expenses	723	1,096	1,819
General and administrative expenses reimbursed to affiliate	897	131	1,028
Total expenses	3,462	5,867	9,329
Income (loss) before income taxes	6,763	(1,086)	5,677
Income tax expense (benefit)	4	(752)	(748)
Net income (loss) attributable to ACRE	6,759	(334)	6,425
Less: Net income attributable to non-controlling interests	(1,289)	—	(1,289)
Net income (loss) attributable to common stockholders	$5,470	$(334)	$5,136

(1)                                 Revenues from two of the Company’s borrowers in the Principal Lending segment represented approximately 26.0% of the Company’s consolidated revenues for the three months ended March 31, 2016.

(2)                                 Interest expense does not include interest expense related to the intercompany notes between the two business segments presented, Mortgage Banking (conducted through ACRE Capital Holdings LLC) as borrower and Principal Lending (conducted through the Company) as lender. Additionally, servicing fees, net does not include servicing fee revenue related to the primary servicing by ACRE Capital of the Company’s loans held for investment. The intercompany interest expense and servicing fee revenue are eliminated from the consolidated financial statements of the Company. If intercompany interest expense and servicing fee revenue were included in the consolidated financial statements, interest expense, servicing fees, net and net loss for the three months ended March 31, 2016 would have been $1.0 million, $4.1 million and $1.3 million, respectively, for Mortgage Banking.